CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Stagewise Strategies Corp. (the “Company”) of our report dated November 7, 2023 relating to our audits of the Company’s financial statements as of September 30, 2023.

DylanFloyd Accounting & Consulting

Newhall, California

November 22, 2023